UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2018

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 West 5th Street, Suite 1275, Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2018, the Board of Directors (the “Board”) of Astrotech Corporation (the “Company”) appointed Tom Wilkinson to serve as a director and to fill a vacant position on the Board.

Tom Wilkinson has served as the Chief Financial Officer of Xplore Technologies (“Xplore”) since August 2015. Mr. Wilkinson was named Chief Executive Officer of Xplore on October 31, 2017. Xplore was sold in August 2018. Prior to joining Xplore as Chief Financial Officer, Mr. Wilkinson was Chief Financial Officer for Amherst Holdings, a financial services company, beginning in January 2014. Prior to joining Amherst Holdings, Mr. Wilkinson was Managing Partner of PMB Helin Donovan through November 2013, after having been a founding partner of the firm in 2002.

In consideration for his service on the Board, Mr. Wilkinson will be compensated in accordance with the compensation plan for non-employee directors previously adopted by the Board, as disclosed in our proxy statement relating to our 2017 annual meeting of stockholders.

There are no arrangements or understandings between Mr. Wilkinson and any other person pursuant to his appointment as a director. In addition, Mr. Wilkinson has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K. The Board appointed Mr. Wilkinson to serve as chair of the Compensation Committee and as a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief
Executive Officer

Date: October 5, 2018